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                                                                  EXHIBIT (N)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the use in the Statement of Additional Information constituting part of this Initial Registration Statement filing on Form N-6 of our report dated April 27, 2010 relating to the financial statements of American International Life Assurance Company of New York Variable Account B, our report dated April 30, 2010 relating to the financial statements of American International Life Assurance Company of New York, our report dated April 30, 2010 relating to the financial statements of The United States Life Insurance Company in the City of New York and our report dated May 3, 2010 relating to the statutory basis financial statements of National Union Fire Insurance Company of Pittsburgh, Pa., which appear in such Registration Statement. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
December 27, 2010